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                                                                    Exhibit 32

                      The Bureau of National Affairs, Inc.

              Written Statement of the CEO and the CFO Pursuant to
                     18 U.S.C ss.1350 as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-Q of the Bureau of National Affairs, Inc. (the "Company"), for the period ending March 26, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, Paul N. Wojcik, as Chief Executive Officer of the Company, and George J. Kprphage, as Chief Financial Officer of the Coampany, each hereby certifies that to his knowledge and solely for the purposes of complying with 18 U.S.C. ss. 1350, that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and that

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



    5/4/2005                     s/Paul N. Wojcik
------------------               ------------------------------
      Date                       Paul N. Wojcik
                                 Chief Executive Officer


    5/4/2005                     s/George J. Korphage
-------------------              ------------------------------
      Date                       George J. Korphage
                                 Chief Financial Officer




A signed original of this written statement required by Section 1350 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).